                                                                EXHIBIT 24.01




                               POWER OF ATTORNEY


     WHEREAS, OGE ENERGY CORP., an Oklahoma corporation (herein referred to as the "Company") is to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a Post-Effective Amendment to the Registration Statement relating to the Company's Automatic Dividend Reinvestment and Stock Purchase Plan (the "Post-Effective Amendment"), and

     WHEREAS, each of the undersigned holds the office or offices in the Company herein below set forth opposite his name, respectively;

     THEREFORE, each of the undersigned hereby constitutes and appoints A.M. Strecker and Steven E. Moore, and each of them, his or her attorney, with full power to act for the undersigned and in the undersigned's name, place and stead, to sign the undersigned's name in the capacity set forth below to the Post-Effective Amendment and to any and all amendments (including post-effective amendments) to such Post-Effective Amendment, and hereby ratifies and confirms all that said attorney may or shall lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 19th day of November, 1997.

Steven E. Moore, Director and Principal Executive Officer        /s/  STEVEN E. MOORE
                                                                 --------------------------------

Herbert H. Champlin, Director                                    /s/  HERBERT H. CHAMPLIN
                                                                 --------------------------------

Luke R. Corbett, Director                                        /s/  LUKE R. CORBETT
                                                                 --------------------------------

William E. Durrett, Director                                     /s/  WILLIAM E. DURRETT
                                                                 --------------------------------

Martha W. Griffin, Director                                      /s/  MARTHA W. GRIFFIN
                                                                 --------------------------------

Hugh L. Hembree, III, Director                                   /s/  HUGH L. HEMBREE, III
                                                                 --------------------------------

Robert Kelley, Director                                          /s/  ROBERT KELLEY
                                                                 --------------------------------

Bill Swisher, Director                                           /s/  BILL SWISHER
                                                                 --------------------------------

Ronald H. White, M.D., Director                                  /s/  RONALD H. WHITE, M.D.
                                                                 --------------------------------

A.M. Strecker, Principal Financial and Accounting Officer        /s/  A.M. STRECKER
                                                                 --------------------------------

STATE OF OKLAHOMA   )
                    ) SS
COUNTY OF OKLAHOMA  )

     On the date indicated above, before me, Shirley Kay Phinney, a Notary Public in and for said County and State, personally appeared the above named directors and officers of OGE Energy Corp., an Oklahoma corporation, known to me to be the persons whose names are subscribed to the foregoing instrument, and they severally acknowledged to me that they executed the same as their own free act and deed.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal on the 19th day of November, 1997.

/s/ SHIRLEY KAY PHINNEY
------------------------------------
Notary Public in and for the County
of Oklahoma, State of Oklahoma

My commission expires March 7, 1998